THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) COMPREHENSIVE HEALTHCARE SOLUTIONS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF THE ACT WILL BE INVOLVED IN SUCH TRANSFER.

COMPREHENSIVE HEALTHCARE SOLUTIONS, INC.

EXERCISABLE AT OR BEFORE

5:00 P.M., EASTERN TIME, AUGUST 3, 2010

No. 2                                                                                                                                                                       Warrant to Purchase
                                                                                                                                                                                500,000 Shares

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

THIS CERTIFIES THAT, for value received, COMPREHENSIVE ASSOCIATES LLC, a New York limited liability company (together with its successors and assigns, the “Holder”), with offices at 64 Shelter Lane, Roslyn, New York 11577, is entitled to subscribe for and purchase up to FIVE HUNDRED THOUSAND (500,000) shares, as adjusted pursuant to Section 4 (the “Shares”), of the fully paid and nonassessable common stock, par value $.10 per share (the “Common Stock”) of COMPREHENSIVE HEALTHCARE SOLUTIONS, INC., a Delaware corporation (the “Company”), at the price of FORTY CENTS ($0.40) per share (such price, and such other prices that shall result from time to time, from the adjustments specified in Section 4, the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

1.  Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time, and from time to time, from and after the date hereof and until 5:00 p.m., Eastern Time, August 3, 2010.

2.  Method of Exercise; Payment; Issuance of New Warrant.

(a)  The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Annex I duly executed) at the principal office of the Company and by the payment to the Company of the Warrant Price in cash.

(b)  The persons or entities in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is properly exercised and full payment for the Shares acquired pursuant to such exercise is made. Upon any exercise of the rights represented by this Warrant, certificates for the Shares purchased shall be delivered to the Holder hereof within one (1) day of receipt of such notice and payment, and unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible but in any event within five (5) days.

3.  Stock Fully Paid, Reservation of Shares. All Shares that may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and will be free from all transfer taxes, liens and charges with respect to the issue thereof and assuming payment of the applicable consideration for all Shares so purchased, legally and validly owned by the Holder. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the sole purpose of the issue upon the exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant; and if at any time the number of authorized shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized shares of Common Stock to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of this Warrant to be listed and/or quoted on all securities exchanges and/or Nasdaq or other medium on which such shares may then be listed.

4.  Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to the adjustment from time to time upon the occurrence of certain events, as follows:

(a)  No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(b)  Below Exercise Price Issuance; Stock Dividends; Etc.

(i)	Sale of Shares Below Warrant Price.

(A)  If at any time or from time to time after the date hereof the Company issues or sells shares of Common Stock or Common Stock Equivalents (as hereinafter defined) (other than as a dividend or other distribution on any class of stock as provided in Section 4(b)(ii) below, or a subdivision or combination of shares as provided in Section 4(b)(iii) below) for an Effective Price (as hereinafter defined) that is less than the Warrant Price then in effect, then, and in each such case, the then existing Warrant Price shall be reduced, as of the opening of business on the date of such issue or sale, to the Effective Price. For purposes hereof,

(I)  a “Common Stock Equivalent” shall mean each share of Common Stock into which securities or property or rights are convertible, exchangeable or exercisable for or into shares of Common Stock, or otherwise entitle the holder thereof to receive directly or indirectly, any of the foregoing (provided that the Warrant Price shall be adjusted to reflect any termination of such instruments prior to the exercise of this Warrant); and

(II)  the “Effective Price” of

(x)  a Common Stock Equivalent shall mean the sum of (x) the fair market value of the consideration paid for such security plus (y) the fair market value of the minimum consideration, if any, to be paid for the conversion, exercise or exchange of such security for or into each share of Common Stock, in each case on a per share of Common Stock basis (provided that the Warrant Price shall be adjusted to reflect adjustments to the Effective Price based upon any change in such minimum consideration to be paid prior to the exercise of this Warrant) and

(y)  a share of Common Stock issued by the Company (other than upon the conversion, exercise or exchange of Common Stock Equivalents) shall be the fair market value of the consideration paid for such share of Common Stock.

(B)  Consideration Received for Securities. For the purpose of making any adjustment required under this Section 4(b)(i), the consideration received by the Company for any issue or sale of securities shall (x) to the extent it consists of cash, be computed at the gross amount of cash received by the Company prior to deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, and (y) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined, in good faith, by the Board of Directors, and if additional shares of Common Stock and/or Common Stock Equivalents are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined, in good faith, by the Board of Directors to be allocable to such additional shares of Common Stock and/or Common Stock Equivalents, which determination shall be subject to the approval of the Holder; provided that, in the event the Holder does not agree with the Company's determination of the value of such consideration, the parties shall mutually agree upon and appoint an appraiser which shall be commissioned to investigate the value of the property to be distributed and shall submit a notice of an appraisal of that value to the Company and to the Holder within thirty (30) days of such commission. The appraiser shall be instructed to determine such value without regard to income tax consequences to the recipient as a result of receiving consideration other than cash. The value determined by the appraiser shall be conclusive.

(ii)  Adjustment for Common Stock Dividends and Distributions. If, at any time after the date hereof, the Company makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, in each such event the Warrant Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock or Common Stock Equivalents issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this Section 4(b)(ii) to reflect the actual payment of such dividend or distribution.

(iii)  Adjustments for Stock Splits, Stock Subdivisions and Combinations. If, at any time after the date hereof, the Company subdivides or combines the Common Stock, (A) in the case of a subdivision (including a stock split), the Warrant Price in effect immediately prior to such event shall be proportionately decreased and the number of shares of Common Stock purchasable hereunder shall be proportionately increased, and (B) in the case of a combination (including a reverse stock split), the Warrant Price in effect immediately prior to such event shall be proportionately increased and the number of shares of Common Stock purchasable hereunder shall be proportionately decreased. Any adjustment under this Section 4(b)(iii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(iv)  Adjustments for Reclassification, Reorganization, Merger, Consolidation and Sale. In case of (A) any reclassification, reorganization, change or conversion of securities of the Common Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Company, or (B) any merger or consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the acquiring and the surviving entity and that does not result in any reclassification or change of the Common Stock), or (C) any sale of all or substantially all the assets of the Company, the

Holder shall have the right to receive, in lieu of the shares of Common Stock for which this Warrant is exercisable, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger or consolidation upon exercise by the Holder of the maximum number of shares of Common Stock for which this Warrant could have been exercised immediately prior to such reclassification, reorganization, change, merger, consolidation or sale, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this clause (iv) shall similarly attach to successive reclassifications, reorganizations, changes, mergers, consolidations or sales.

(c)  Other Distributions. In the event the Company provides the holders of its Common Stock with consideration that is not otherwise addressed in this Section 4 (including, without limitation, declaring a distribution payable in securities, assets, cash or evidences of indebtedness issued by other persons or the Company (excluding cash dividends declared and paid by the Company out of retained earnings), then, in each such case, the Holder shall be entitled to a pro rata share of any such distribution as though the Holder was a holder of the number of shares of Common Stock of the Company issuable upon the exercise of this Warrant in whole as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

(d)  Recapitalizations. If at any time there occurs a recapitalization of the Common Stock (other than a subdivision, combination, merger, consolidation or sale of assets provided for in this Section 4), the Holder shall be entitled to receive upon exercise of this Warrant the number of shares of capital stock or other securities or property of the Company or otherwise, to which a holder of the Common Stock deliverable upon exercise would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

(e)  Notice of Adjustments. Whenever there shall be any change pursuant to this Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon an exercise hereof. Such certificate shall be signed by its chief financial officer and shall be delivered to the Holder or such other person as the Holder or any successor notice recipient may designate.

(f)  Fractional Shares; Rounding. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the number of shares of Common Stock to be received by the Holder upon exercise shall be rounded up to the nearest whole share. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

5.  Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

(a) The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon the exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon the exercise hereof except under circumstances which will not result in a violation of applicable securities laws. All Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) COMPREHENSIVE HEALTHCARE SOLUTIONS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF THE ACT WILL BE INVOLVED IN SUCH TRANSFER.”

(b)  Subject to the Company’s prior approval, which will not be unreasonably withheld, delayed or conditioned, this Warrant may be transferred or assigned, in whole or in part, by the Holder. Notwithstanding the foregoing, this Warrant may be transferred or assigned, in whole or in part, by the Holder to its members without the prior approval of the Company. This Warrant and all of the provisions hereof shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns.

(c)  Pursuant to a Registration Rights Agreement of even date between the Company and the Holder, the Holder has been granted certain registration rights with respect to the resale of the Shares issuable upon the exercise thereof.

6.  Rights as a Shareholder. The Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote as a shareholder for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant is exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

7.  Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a) The Company has all requisite corporate power and authority to authorize and execute this Warrant and the certificates evidencing the Shares and to perform all obligations and undertakings under this Warrant;

(b)  This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

(c) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and

(d)  Neither the execution and delivery of this Warrant, nor the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof, will be inconsistent with the Company’s Certificate of Incorporation or By-laws, as amended, and do not and will not constitute a default under any indenture, mortgage, contract, other instrument, judgment, decree or order to which the Company is a party or by which it is bound.

8.  Miscellaneous. (a)  This Warrant represents the entire agreement between the parties hereto with respect to the subject matter thereof. This Warrant may not be modified or amended, or any provisions hereof waived, except by written agreement of the Company and the Holder.

(b)  All notices, demands and requests of any kind to be delivered to any party in connection with this Warrant shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by a recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

       (i)  if to the Company, to:

Comprehensive Healthcare Solutions, Inc.
45 Ludlow Street, Suite 602
Yonkers, New York 10705
Attention: John H. Treglia, Chairman of the Board & Chief Executive Officer
Facsimile: (914) 375-3696

with a copy to:

Anslow & Jaclin, LLP
195 Route 9, Suite 204
Manalapan, New Jersey 07726
Attention: Gregg E. Jaclin, Esq.
Facsimile: (732) 577-1188

(ii)  if to the Holder, to:

Comprehensive Associates LLC
64 Shelter Lane
Roslyn, New York 11577
Attention: Robyn Schreiber
Facsimile: (516) 621-9172

with a copy to:

Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue, 9th Floor
East Meadow, New York 11554
Attention: Fred Skolnik, Esq.
Facsimile: (516) 296-7111

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 7. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of a recognized overnight delivery courier, on the business day after the date when sent, (iii) in the case of mailing, on the third business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, on the date of transmission.

(c)  The Company covenants to the Holder that upon receipt of a description of circumstances reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

(d)  The descriptive headings of the several sections and paragraphs contained in this Warrant are for reference purposes only and shall not affect in anyway the meaning or interpretation of this Warrant.

(e)  This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws.

(f)  The invalidity of any of the provisions of this Warrant shall not invalidate or otherwise affect any of the other provisions of this Warrant, which shall remain in full force and effect.

(g)  The Company acknowledges that it has been represented by counsel in connection with this Warrant. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Warrant against the party that drafted it has no application and is expressly waived by the Company. The provisions of this Warrant shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

{Remainder of page intentionally left blank. Signature page follows.}

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer as of the 3rd day of August, 2005.

COMPREHENSIVE HEALTHCARE SOLUTIONS, INC.

By: ______________________________
John Treglia,
Chairman of the Board & Chief Executive Officer

FORM OF EXERCISE NOTICE

To:     Comprehensive Healthcare Solutions, Inc.
        45 Ludlow Street, Suite 602
Yonkers, New York 10705
Attention: John Treglia
Facsimile: (914) 375-3696

1.  The undersigned hereby elects to purchase __________ shares of Common Stock of Comprehensive Healthcare Solutions, Inc. pursuant to the terms of the attached Warrant, and tenders herewith full payment of the purchase price of such shares in cash.

2.  Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.  The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in a manner that would cause the issuance of the underlying shares to be in violation of applicable securities laws.

By:

Address:

Taxpayer Identification No.:

Date: _______________________________